SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2004

NUI Corporation
(Exact name of registrant as specified in its charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

001-16385
(Commission File Number)

22-3708029
(I.R.S. Employer Identification Number)

550 Route 202-206, PO Box 760
Bedminster,  New Jersey 07921
(Address and zip code of principal executive offices)

(908) 781-0500
(Registrant's telephone number, including area code)

Item 5.  Other Events

On June 30, 2004, NUI Corporation (the "Company") announced that its wholesale energy trading subsidiary, NUI Energy Brokers, Inc. (NUIEB), has entered into a plea agreement with the New Jersey Attorney General's Office relating to certain transactions at NUIEB.  Pursuant to the plea agreement, NUIEB pleaded guilty today to Misconduct by a Corporate Official.  NUIEB expects to pay a $500,000 fine in connection with the plea.  NUI has entered into a separate agreement with the New Jersey State Attorney General's Office pursuant to which NUI has agreed to develop, fund and operate certain community service programs. This concludes the investigation by the Attorney General's Office of NUI Corporation and its subsidiaries.  The press release is filed herewith as Exhibit 99.1 and copies of the agreements are filed herewith as Exhibits 99.2 and 99.3.

Item 7.  Financial Statements and Exhibits

(c)        Exhibits

The following exhibits are filed herewith:

Exhibit No.                   Description of Exhibit

99.1                             Press Release dated June 30, 2004

99.2                             Agreement dated June 30, 2004 with respect to NUI

99.3                             Agreement dated June 30, 2004 with respect to NUIEB

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            NUI CORPORATION.

                                                            By:   /S/  Craig G. Matthews
                                                            Name:    Craig G. Matthews
                                                            Title:       President & CEO

Dated: June 30, 2004

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 30, 2004
99.2	Agreement dated June 30, 2004 with respect to NUI
99.3	Agreement dated June 30, 2004 with respect to NUIEB